Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

Third quarter 2026 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – November 12, 2026 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended September 30, 2026.

Third Quarter 2026 Summary

Total Operating Revenue of $149.0 million, increased 30.3% from Q3 2025

Total Operating Income (Loss) of ($3.9) million, versus ($0.1) million in Q3 2025

Adjusted Operating Income(1) of $0.3 million, versus $4.2 million in Q3 2025

Adjusted Operating Ratio(1) of 99.8% compared to 96.3% in Q3 2025

Total Units delivered of 839,036, an increase of 38.6% from Q3 2025

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “While our third-quarter results reflected healthy underlying demand, performance today does not yet reflect the earnings potential of this business, and we are focused on closing that gap and delivering for shareholders. We are encouraged by the opportunities ahead and are taking decisive actions to strengthen profitability and cash generation. The combination with Hansen & Adkins is creating a stronger, more scalable platform, and the significant increase in the synergy opportunity we have identified reinforces our confidence in the potential of the combined company. As we execute on the integration, improve pricing and fuel recovery and drive greater efficiency across our network, we believe we have a clear path to improved financial performance and long-term value creation.”

Hansen & Adkins Integration and Synergies Update

The Hansen & Adkins integration is progressing on schedule, with the Company on track to substantially complete integration by the end of the first quarter of 2027. Proficient is executing 11 integration workstreams focused on leveraging the combined network, fleet and purchasing scale. To date, significant actions have been completed including increasing sister hauling to reduce empty miles and improve utilization, opening 20 maintenance locations across the combined fleet, implementing common fleet and maintenance systems and consolidating fuel, insurance and other purchasing programs. These efforts are already generating incremental revenue, operating efficiencies and cost savings.

Through this work, Proficient has identified a total synergy opportunity of $20 million to $30 million, significantly above the initial $6 million to $10 million identified at announcement. The Company expects to achieve the high end of its initial synergy range by year-end 2026, with additional opportunities from resource and portfolio optimization, real estate, insurance and SG&A consolidation expected in 2027 and further optimization and automation benefits through 2029.

Unaudited Financial Information

The Company is providing the below summary unaudited financial information for the three and nine months ended September 30, 2026 and 2025. On August 13, 2026, the Company completed its acquisition (the “H&A Acquisition”) of Hansen & Adkins and related entities (“H&A”). The Company’s consolidated results for each of the three and nine months ended September 30, 2026 include H&A’s results of operations only for the period from August 13, 2026 through September 30, 2026. The corresponding 2025 periods do not include H&A’s results. The summary unaudited financial information below does not give pro forma effect to the H&A Acquisition for periods before the acquisition date, and period-over-period comparisons are affected by the inclusion of H&A. Please refer to footnote 1 in the table for a description of periods included for recently acquired entities. Please refer to our Current Report on Form 8-K/A filed on October 23, 2026 for the unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2026, giving effect to the H&A Acquisition and concurrent financing transactions as if they had occurred on June 30, 2026, and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2025 and the six months ended June 30, 2026, in each case giving effect to the H&A Acquisition and concurrent financing transactions as if they had occurred on January 1, 2025.

1	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Financial Information (1)

($000s)	Three months ended		Nine months ended
	9/30/2026	9/30/2025	9/30/2026	9/30/2025
Total Operating Revenue	$148,970	$114,295	$352,059	$325,047

Total Operating (Loss) Income	(3,870)	(101)	(14,040)	(2,338)

Addback:
Amortization of Intangibles	2,654	2,455	7,484	7,325
Stock Compensation expense	1,479	1,870	4,178	4,275
Adjusted Operating Income (Loss) (2)	263	4,224	(2,378)	9,262

Adjusted Operating Ratio (2)	99.8%	96.3%	100.7%	97.2%

Loss before income taxes	(13,209)	(3,666)	(26,217)	(9,442)

Addback:
Depreciation & Amortization	10,160	10,173	29,768	29,179
Stock Compensation Expense	1,479	1,870	4,178	4,275
Interest Expense	3,049	1,682	5,878	5,091
Acquisition / Restructuring Charge	6,426	1,901	6,450	1,901
Adjusted EBITDA (3)	7,905	11,960	20,057	31,004

Adjusted EBITDA Margin (3)	5.3%	10.5%	5.7%	9.5%

(1)	The amounts shown reflect the unaudited summary financial results for the full three- and nine-month periods presented. Amounts related to Brothers Auto Transport, LLC (“Brothers”) and H&A are included only from their respective acquisition dates of April 1, 2025, and August 13, 2026.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense, amortization of intangibles, and other non-recurring items that management does not consider indicative of ongoing operating performance. These measures provide management with insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating (Loss) Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA to (Loss) Income before income taxes, the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ended			Nine months ended
Select Operating Metrics	9/30/2026	9/30/2025	% Chg	9/30/2026	9/30/2025	% Chg
Unit Volume - Company Deliveries	372,040	209,340	77.7%	763,935	593,672	28.7%
Revenue / Unit - Company Deliveries	161.87	182.44	(11.3)%	171.46	181.91	(5.7)%

Unit Volume - Subhaulers	466,996	396,001	17.9%	1,157,912	1,137,604	1.8%
Revenue / Unit - Subhaulers	150.24	168.45	(10.8)%	156.84	169.11	(7.3)%

Unit Volume - Total	839,036	605,341	38.6%	1,921,847	1,731,276	11.0%
Revenue / Unit - Total	155.40	173.29	(10.3)%	162.65	173.50	(6.3)%

Percent Revenue, Company Deliveries	46%	36%		42%	36%
Percent Revenue, Subhaulers	54%	64%		58%	64%

(1)	Amounts related to Brothers and H&A are included only from their respective acquisition dates of April 1, 2025, and August 13, 2026. Revenue information presented excludes fuel surcharge and other revenue.

Third quarter revenue increased $34.7 million, or 30.3%, compared to the same quarter of 2025, while total unit deliveries were up 38.6% versus the same period of 2025, primarily reflecting the post-acquisition contribution of Hansen & Adkins beginning August 13, 2026.

The (10.3%) lower revenue per unit year-over-year for the third quarter (excluding fuel surcharge and other revenue) reflects portfolio mix and a proportionally shorter length of haul in the Hansen & Adkins portfolio as compared to the rest of the Proficient portfolio. Revenue per unit including fuel surcharge and other revenue was (6.0%) lower year-over-year as higher fuel surcharge recoveries partially offset the mix impact. Company unit deliveries increased to 46% of revenue in the quarter, reflecting the addition of Hansen & Adkins company drivers, continued prioritization of Company-owned truck asset utilization, and reduced available Subhauler capacity from supply that has exited the market.

Adjusted Operating Ratio was 99.8% in the third quarter compared to 96.3% in Q3 2025, reflecting elevated cost inflation and fuel surcharge under-recovery that more than offset pricing and productivity initiatives. Cost pressures remained significant across insurance, driver wages, recruiting and retention, and equipment maintenance. In addition, OEM-administered fuel surcharge programs did not fully recover increased fuel expense due to structural limitations and timing lag. Fuel surcharge under-recovery negatively impacted third-quarter operating ratio by an estimated 200 to 250 basis points.

Balance Sheet

The Company ended the third quarter with $11.8 million of cash and $140.6 million of senior secured debt (inclusive of $9.9 million drawn against its line of credit), resulting in net debt of approximately $128.8 million as of September 30, 2026. The increased indebtedness reflects the significant addition of Hansen and Adkins in mid-August and the related assumption of their equipment financing. In addition, convertible notes with a seven-year term were added at the time of the acquisition will be more fully described in our form 10-Q.

Share Repurchase Program

On March 2, 2026, the Company announced that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $15 million of its common stock. The repurchase program authorizes the Company to purchase its common stock from time to time in the open market, in block transactions, in privately negotiated transactions, through accelerated stock repurchase programs, through option or other forward transactions or otherwise, all in compliance with applicable laws, rules, regulations and other restrictions. As of the end of the third quarter, we have repurchased 181,678 shares of common stock at an average price of $5.89 for a total of $1.1 million.

Conference Call and Webcast

The Company will host an investor conference call and webcast today at 5:00 p.m. EST to discuss third quarter 2026 results. Investors are invited to join the conference call by registering through this link: https://register-conf.media-server.com/register/BIdc1702f4dd57497ebad367c5a6615afb. Once registered, investors will receive a dial-in and a unique pin to join the conference. Investors may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/3mqhd9aj. The accompanying presentation materials can be accessed through the Investor Relations section of the Company’s website at https://ir.proficientautologistics.com/.

About Proficient Auto Logistics

Headquartered in Jacksonville, Florida, Proficient Auto Logistics (NASDAQ: PAL) is the leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of nine industry-leading operating companies, including four since IPO debut May 2024, PAL operates the largest auto transportation fleet in North America, offering a broad range of services primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, and regional rail yards to auto dealerships around North America. For more information, visit www.proficientautologistics.com.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: expectations related to synergies, capacity, units moved, geographic footprint and combined company performance; costs related to, and the inability to recognize the anticipated benefits of the acquisition of H&A; risks related to the business of H&A and unexpected liabilities that may arise in connection with the integration of H&A into our business, including our ability to apply our procedures regarding internal controls over financial reporting to H&A; the risk that disruptions from the acquisition will harm our business, including current plans and operations; the diversion of management’s time and attention from ordinary course business operations to integration of H&A; potential adverse reactions or changes to business relationships resulting from the acquisition of H&A; the outcome of any legal proceedings that may be instituted against the Company in connection with our acquisition of H&A; our expectations regarding our future performance, results of operations, and our ability to improve our leverage position and balance sheet; the economic conditions in the global markets in which we operate; expectations and impact related to fuel price volatility; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of our acquisitions; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; our ability to adapt to and address changes to the capacity environment, driver compensation and market pricing; our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio, provide useful information in measuring operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-cash and non-recurring items.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio do not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, income tax expense (benefit) and depreciation expense and intangible amortization expense.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense, stock compensation expense and any non-recurring items that management does not consider indicative of ongoing operating performance, including restructuring charges of $1.2 million recorded during the third quarter of 2025, non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025 and acquisition costs of $6.5 million recorded in 2026.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of operating revenue.

Operating income is calculated as total operating revenue less total operating expenses.

Adjusted operating income is calculated as total operating revenue less total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and non-recurring items that management does not consider indicative of ongoing operating performance, including non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025.

Operating ratio is calculated as total operating expenses as a percentage of operating revenue.

Adjusted operating ratio is calculated as total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and any non-recurring items that management does not consider indicative of ongoing operating performance, as a percentage of operating revenue.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$11,830,484	$14,285,745
Accounts receivable, less allowance for credit losses (2026 - $1,230,244; 2025 - $826,740)	81,611,526	42,188,909
Net investment in leases, current portion	166,097	126,730
Maintenance supplies	2,218,736	1,714,238
Assets held for sale	1,228,932	28,500
Income tax receivable	1,470,239	1,791,544
Prepaid expenses and other current assets	12,928,967	11,261,497
Total current assets	111,454,981	71,397,163
Property and equipment, net of accumulated depreciation and amortization (2026 - $62,738,508; 2025 - $43,500,044)	198,517,578	115,850,061
Operating lease right-of-use assets	11,562,747	12,633,834
Net investment in leases, less current portion	90,284	21,781
Deposits	7,418,432	6,124,946
Goodwill	158,571,420	148,476,407
Intangible assets, net (2026 - $22,980,054; 2025 - $17,615,109)	138,121,961	122,804,891
Other long-term assets	464,371	668,426
Total Assets	$626,201,774	$477,977,509

Liabilities, and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,437,833	$8,305,255
Accrued liabilities	60,718,594	33,030,001
Finance lease liabilities, current portion	26,618	8,758
Operating lease liabilities, current portion	3,058,587	2,249,651
Long-term debt, current portion	32,970,105	20,303,077
Total current liabilities	117,211,737	63,896,742

Long-term liabilities:
Line of credit	9,900,000	—
Finance lease liabilities, less current portion	16,607	—
Operating lease liabilities, less current portion	9,068,208	10,689,839
Long-term debt, less current portion	97,729,391	54,026,968
Deferred tax liability, net	33,594,364	34,900,440
Convertible senior notes	72,154,289	—
Other long-term liabilities	2,973,049	3,073,049
Total Liabilities	342,647,645	166,587,038

Stockholders’ Equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 28,076,361 and 27,834,799 shares issued and 27,977,560 and 27,834,799 outstanding as of September 30, 2026 and December 31, 2025, respectively.	280,764	278,347
Additional paid in capital	349,414,807	356,179,787
Accumulated deficit	(65,399,897)	(45,067,663)
Accumulated other comprehensive (loss) income	(188,545)	—
Treasury stock at cost, 98,801 shares as of September 30, 2026 and 0 shares as of December 31, 2025	(553,000)	—
Total Stockholders’ Equity	283,554,129	311,390,471
Total Liabilities and Stockholders’ Equity	$626,201,774	$477,977,509

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Operating revenue
Revenue, before fuel surcharge	$130,381,608	$104,900,181	$312,594,172	$299,887,668
Fuel surcharge and other reimbursements	16,006,722	7,442,725	32,922,759	19,672,820
Other revenue	1,503,506	1,266,845	3,414,238	3,260,712
Lease revenue	1,077,698	685,053	3,127,819	2,226,211
Total operating revenue	148,969,534	114,294,804	352,058,988	325,047,411

Operating Expenses
Salaries, wages and benefits	35,159,198	22,341,396	78,129,637	64,086,192
Stock-based compensation	1,479,297	1,870,211	4,177,627	4,274,717
Fuel and fuel taxes	16,306,884	6,497,935	32,120,692	19,343,046
Purchased transportation	63,223,804	56,851,258	160,821,857	163,008,119
Truck expenses	10,838,695	6,739,370	25,094,041	19,027,640
Depreciation	7,505,530	7,718,519	22,283,776	21,854,078
Intangible amortization	2,654,281	2,454,641	7,483,785	7,325,112
Gain on sale of equipment	(414,936)	(52,597)	(373,889)	(278,911)
Insurance premiums and claims	9,068,386	5,405,410	20,447,337	15,746,601
General, selling, and other operating expenses	7,018,606	4,569,409	15,913,921	12,998,713
Total Operating Expenses	152,839,745	114,395,552	366,098,784	327,385,307
Operating loss	(3,870,211)	(100,748)	(14,039,796)	(2,337,896)
Other income and expense
Interest expense	(3,049,275)	(1,682,501)	(5,878,342)	(5,091,297)
Acquisition costs	(6,426,134)	(94,738)	(6,449,870)	(406,545)
Restructuring charges	—	(1,901,103)	—	(1,901,103)
Foreign currency transaction loss	(3,748)	—	(3,748)	—
Other income, net	140,313	113,150	155,051	294,441
Total other expense, net	(9,338,844)	(3,565,192)	(12,176,909)	(7,104,504)
Loss before income taxes	(13,209,055)	(3,665,940)	(26,216,705)	(9,442,400)
Income tax (benefit) expense	(3,262,370)	(646,254)	(5,884,471)	(1,674,196)
Net loss	$(9,946,685)	$(3,019,686)	$(20,332,234)	$(7,768,204)

Other comprehensive loss, net of tax
Foreign currency translation adjustment, net of tax	(188,545)	—	(188,545)	—
Total other comprehensive loss, net of tax	(188,545)	—	(188,545)	—
Comprehensive income loss	$(10,135,230)	$(3,019,686)	$(20,520,779)	$(7,768,204)

Loss Per Share
Basic & Diluted	$(0.35)	$(0.11)	$(0.73)	$(0.28)

Weighted Average Shares
Basic & Diluted	28,285,966	27,796,148	28,033,351	27,494,922